UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 15, 2008

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State or Other Jurisdiction of Incorporation)

1-11530	38-2033632
(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under theExchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events.

On May 15, 2008, Taubman Centers, Inc. (the Company) issued a press release announcing agreements with Southfield, Michigan based The Forbes Company and Florida-based Benderson Development to jointly develop University Town Center, a regional mall in Sarasota Fla. The Company and The Forbes Company will each have a 25 percent interest and Benderson Development will have a 50 percent interest in the center.  The 900,000 sq. ft., two-level, regional shopping center is part of a 276-acre mixed-use development anchored by Nordstrom, Neiman Marcus, and Macy’s. Projected opening for the center is November 2010.

The Company expects its share of development costs to be approximately $90 million, with a stabilized return on its investment of 8.5 to 9 percent.

A copy of the press release is attached as Exhibit 99 to this report and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
99	Press Release, dated May 15, 2008, entitled “Taubman Announces Participation In Sarasota’s University Town Center.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2008	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99	Press Release, dated May 15, 2008, entitled “Taubman Announces Participation In Sarasota’s University Town Center.”